Investcorp Credit Management US LLC Announces Acquisition of a Majority

Interest in CM Investment Partners LLC

Investcorp BDC Holdings Limited Announces Entrance into Stock Purchase Agreement with CM Finance Inc

Acquisition Marks Investcorp’s Entry into US Middle-Market Lending

New York, June 26, 2019 – Investcorp Credit Management US LLC (“Investcorp”), a subsidiary of Investcorp Bank B.S.C., today announced that it has entered into a definitive interest purchase agreement to acquire a majority ownership interest in CM Investment Partners LLC (“CMIP”), the investment adviser to CM Finance Inc (“CM Finance”) (Nasdaq: CMFN), through its purchase of the respective equity positions held by certain funds managed by Cyrus Capital Partners, L.P. (“Cyrus”) and Stifel Venture Corp. (“Stifel”), and newly issued interests in CMIP (the “Transaction”). As a result of the Transaction, Investcorp will become the majority owner of CMIP and Michael Mauer and Christopher Jansen, CMIP’s Co-Chief Investment Officers, will together maintain a minority ownership interest in CMIP.

Simultaneously therewith, Investcorp BDC Holdings Limited entered into a definitive stock purchase and transaction agreement with CM Finance (the “Stock Purchase Agreement”), pursuant to which, during the two year-period following the closing, it will purchase (i) newly issued shares of CM Finance’s common stock in an amount representing 5% of the total outstanding shares of common stock as of the date of the Stock Purchase Agreement, at the most recently determined net asset value per share of CM Finance’s common stock at the time of such purchase, and (ii) shares of CM Finance’s common stock in open-market transactions in an amount representing 5% of the total outstanding shares of common stock as of the date of the Stock Purchase Agreement.

“Investcorp’s acquisition of CMIP is a strategic milestone for us as we expand our credit product offerings by entering a new and dynamic segment of the U.S. market,” said Mohammed Alardhi, Executive Chairman of Investcorp. “Our credit business is one of the primary engines driving our global expansion both organically and inorganically, and is critical to achieving our stated vision of serving investors worldwide with a full array of alternative products and solutions.”

Formed in February 2013 by Michael Mauer and Chris Jansen, CMIP is the investment adviser to CM Finance, which seeks to invest primarily in middle-market companies that have annual revenues of at least $50 million and EBITDA of at least $15 million, focusing on companies with leading market positions, significant asset or franchise values, strong free cash flow and experienced senior management teams.

CM Finance primarily invests in floating rate first lien, second lien and unitranche loans, but also selectively invests in mezzanine loans/structured equity and in the equity of portfolio companies through warrants and other instruments

“We are delighted to announce the acquisition of CMIP, marking our entry into ‘middle-market’ lending in the U.S.,” said Rishi Kapoor, Co-CEO of Investcorp. “We are seeing significant opportunities in this space and we believe that this acquisition will enable us to broaden our footprint in the U.S. credit market and capitalize on these opportunities going forward. It also allows us to reach a new investor segment, as we look to grow our client base including the shareholders of CM Finance and other high-net-worth individuals in the U.S.”

“As we embark on this next phase of CMIP’s evolution, we are pleased to be joining the global Investcorp platform,” said Michael Mauer, Chairman and CEO of CM Finance and Co-Chief Investment Officer of CMIP. “We believe our expertise in middle-market lending will be a strong complement to Investcorp’s existing capabilities and distinguished track record as a top-tier CLO manager and mid-market private equity investor.”

CM Finance’s Board of Directors has unanimously approved the Stock Purchase Agreement and the transactions contemplated thereby, including the new investment advisory agreement (the “New Advisory Agreement”) pursuant to which CMIP will continue to serve as CM Finance’s investment adviser, and recommends that CM Finance’s stockholders approve the New Advisory Agreement. CM Finance intends to hold a special meeting of stockholders as soon as practicable to obtain the requisite stockholder approval, which is required under the Investment Company Act of 1940.

Upon the receiving the requisite approval of the CM Finance stockholders and the subsequent closing of the Transaction, CMIP is expected to join the Investcorp platform and will remain the investment adviser to CM Finance.

The Transaction, which is expected to close in the third quarter of 2019, is subject to customary regulatory requirements and closing conditions.

Raymond James acted as financial advisor to Investcorp on the Transaction.

Conference Call Information

A conference call has been scheduled for 1:00 pm (Eastern Time) on Thursday, June 27, 2019. Representatives from both CM Finance and Investcorp will participate in the call.

All interested parties may participate in the conference call by dialing (888) 334-5784 approximately 5-10 minutes prior to the call; international callers should dial (314) 696-0510. Participants should reference CM Finance analyst conference call. For those who are not able to listen to the call, a replay will be available shortly after the call by visiting our website at http://cmfn-inc.com/analyst-call-audio.

About Investcorp

Investcorp is a leading global manager of alternative investments. Led by a renewed vision, Investcorp has embarked on a growth strategy with continued focus on generating value through a disciplined investment approach in four lines of business: private equity, real estate, absolute return investments and credit management.

As at March 31, 2019, Investcorp had US$26.71 billion in total AUM, including assets managed by third party managers and assets subject to a non-discretionary advisory mandate where Investcorp receives fees calculated on the basis of AUM.

Since its inception in 1982, Investcorp has made over 185 Private Equity deals in the U.S., Europe, the Middle East and North Africa region and Asia, across a range of sectors including retail and consumer products, technology, business services and industrials, and more than 600 commercial and residential real estate investments in the US and Europe, for in excess of US $59 billion in transaction value.

Investcorp’s Credit Management unit is a leading global credit manager with assets under management of approximately $11.7 billion invested primarily in senior secured corporate debt issued by mid and large-cap corporates in Western Europe and the U.S.

Investcorp employs approximately 400 people across its offices in Bahrain, New York, London, Abu Dhabi, Riyadh, Doha, Mumbai and Singapore. For further information, including our most recent periodic financial statements, which details our assets under management, please refer to:

Website: www.investcorp.com

Twitter: www.twitter.com/Investcorp

LinkedIn: www.linkedin.com/company/Investcorp

About CM Finance Inc

CM Finance Inc (“CM Finance”) is an externally-managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. CM Finance’s investment objective is to maximize the total return to its stockholders in the form of current income and capital appreciation through debt and related equity investments by targeting investment opportunities with favorable risk-adjusted returns. CM Finance seeks to invest primarily in middle-market companies that have annual revenues of at least $50mm and earnings before interest, taxes, depreciation and amortization of at least $15mm. CM Finance’s investment activities are managed by its investment adviser, CM Investment Partners LLC. To learn more about CM Finance Inc, please visit www.cmfn-inc.com.

About CM Investment Partners LLC

1 AUM includes approximately $2.1 billion of hedge fund partnerships (including exposure through multi-manager solutions), managed by third party managers and assets subject to a non-discretionary advisory mandate, where Investcorp receives fees calculated on the basis of AUM. Real estate investments are stated at gross asset value.

CM Investment Partners LLC (“CMIP”) serves as the external investment adviser to CM Finance Inc (Nasdaq: CMFN), and is responsible for sourcing investment opportunities, conducting industry research, performing diligence on potential investments, structuring investments and monitoring portfolio companies on an ongoing basis.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking” statements, including statements regarding the proposed transaction. All statements, other than historical facts, including but not limited to statements regarding the expected timing of the closing of the proposed transaction; the ability of the parties to complete the proposed transaction considering the various closing conditions; the expected benefits of the proposed transaction such as improved operations, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of CM Finance following completion of the proposed transaction; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) that one or more closing conditions to the transaction may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed transaction, may require conditions, limitations or restrictions in connection with such approval or that the required approval by the stockholders of CM Finance may not be obtained; (2) the risk that the proposed transaction may not be completed in the time frame expected by parties, or at all; (3) unexpected costs, charges or expenses resulting from the proposed transaction; (4) uncertainty of the expected financial performance of CM Finance following completion of the proposed transaction; (5) failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the proposed transaction; (6) the ability of CM Finance to implement its business strategy; (7) the occurrence of any event that could give rise to termination of the agreements; (8) the risk that shareholder litigation in connection with the proposed transaction may affect the timing or occurrence of the contemplated transaction or result in significant costs of defense, indemnification and liability; (9) evolving legal, regulatory and tax regimes; (10) changes in general economic and/or industry specific conditions; and (11) other risk factors as detailed from time to time in CM Finance’s reports filed with the Securities and Exchange Commission (“SEC”), including CM Finance’s annual report on Form 10-K for the year ended June 30, 2018, periodic quarterly reports on Form 10-Q, periodic current reports on Form 8-K and other documents filed with the SEC.

Any forward-looking statements speak only as of the date of this press release. Investcorp does not undertake any obligation to update any forward-looking statements, whether as a result of new information or developments, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed transaction, CM Finance plans to file with the SEC and mail to its stockholders a proxy statement on Schedule 14A (the “Proxy Statement”). The Proxy Statement will contain important information about CM Finance, CMIP, Investcorp, the proposed transaction and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT CM FINANCE, CMIP, INVESTCORP, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain the Proxy Statement and other documents filed with the SEC by CM Finance, free of charge, from the SEC’s web site at www.sec.gov and from CM Finance’s web site at www.cmfn-inc.com. Investors and security holders may also obtain free copies of the Proxy Statement and other documents filed with the SEC from CM Finance by calling Investor Relations at (212) 257-5199.

Participants in the Solicitation

CM Finance and its directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of CM Finance common stock in respect of the approval of the New Advisory Agreement. Information regarding CM Finance’s directors and executive officers is available in its definitive proxy statement for CM Finance’s 2018 annual meeting of stockholders filed with the SEC on September 20, 2018 (the “CM Finance 2018 Proxy Statement”), as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of the CM Finance 2018 Proxy Statement. Other information regarding the interests of the participants in the proxy solicitation will be included in the Proxy Statement if and when it becomes available. These documents can be obtained, or will be available, free of charge from the sources indicated above.

Media Contacts:

Investcorp

Firas El Amine

+973 3998 7838

felamine@investcorp.com

Prosek Partners

Catherine Johnson

+1 212 279 3115

cjohnson@prosek.com

CM Finance Inc

Investor Relations

212-257-5199

investorrelations@cmfn-inc.com